AGENCY AGREEMENT

June 30, 2004

Aurizon Mines Ltd.

Suite 900

510 Burrard Street

Vancouver, British Columbia

V6C 3A8

Attention:

President

Dear Sirs:

Re:

Private Placement of Flow-Through Common Shares

Dundee Securities Corporation, National Bank Financial Inc., Pacific International Securities Inc. and Haywood Securities Inc. (collectively the "Agents") understand that:

(a)

Aurizon Mines Ltd. (the "Corporation") is authorized to issue, among other things, 500,000,000 Common Shares (as hereinafter defined);

(b)

as at June 29, 2004, 97,946,603 Common Shares were outstanding as fully paid and non-assessable shares and an aggregate of 9,028,623 Common Shares were reserved for issue pursuant to outstanding options, warrants, share incentive plans, convertible and exchangeable securities and other rights to acquire Common Shares; and

(c)

the Corporation is prepared to issue and sell up to 4,500,000 Common Shares (collectively the "Offered Securities" and individually an "Offered Security") which are "flow-through shares" as defined in subsection 66(15) of the Income Tax Act (Canada) at a price of $2.00 per Offered Security for maximum aggregate gross proceeds of $9,000,000 on the terms and subject to the conditions contained hereinafter.

Based upon the understanding of the Agents set out above and upon the terms and subject to the conditions contained hereinafter, upon the acceptance hereof by the Corporation, the Agents hereby agree to purchase or find other purchasers for 2,500,000 of the Offered Securities.  In addition, the Agents have the option to sell up to an additional 2,000,000 Offered Securities upon the exercise of the Agents' Option (as hereinafter defined).  It is understood and agreed that the Agents are under no obligation to purchase any of the Offered Securities issuable upon the exercise of the Agent's Option, although any of them may subscribe for and purchase such Offered Securities if it so desires.

The terms and conditions of this Agreement are as follows:

1.

Definitions, Interpretation and Schedules

(a)

Definitions:  Whenever used in this Agreement:

(i)

"Agents" means Dundee Securities Corporation, National Bank Financial Inc., Pacific International Securities Inc. and Haywood Securities Inc. collectively;

(ii)

"Agents' Option" means the option granted to the Agents by the Corporation to sell an additional 2,000,000 Offered Shares exercisable at any time prior to the Closing Date;

(iii)

"Agreement" means the agreement resulting from the acceptance by the Corporation of the offer made by the Agents herein, including the schedules attached hereto, as amended or supplemented from time to time;

(iv)

"Ancillary Documents" means all agreements, indentures, certificates (including the Broker Warrant Certificates) and documents executed and delivered, or to be executed and delivered, by the Corporation in connection with the transactions contemplated by this Agreement or the Subscription Agreements and includes the Subscription Agreements;

(v)

"Assistance" means assistance as that term is defined in subsection 66(15) of the Tax Act;

(vi)

"Auditor" means PricewaterhouseCoopers LLP, Chartered Accountants, the auditor of the Corporation;

(vii)

"Broker Shares" means the Common Shares which may be issued on the exercise of the Broker Warrants;

(viii)

"Broker Warrant Certificates" means the certificates representing the Broker Warrants;

(ix)

"Broker Warrants" means the non-transferable broker warrants which will entitle the Agents to acquire in the aggregate Common Shares equal in number to 4% of the number of Offered Securities sold at any time commencing on the Closing Date and prior to 5:00 p.m. (Toronto time) on the date which is 12 months after the Closing Date at an exercise price of $2.00 per Common Share;

(x)

"Business Day" means a day which is not a Saturday, Sunday or a statutory or civic holiday in the City of Toronto, Province of Ontario;

(xi)

"Canadian Exploration Expense" or "CEE" means an expense incurred in 2004 of the nature referred to in paragraphs (f) or (g) of the definition of Canadian exploration expense in subsection 66.1(6) of the Tax Act or incurred in 2005 of the nature referred to in paragraph (f) of the definition of Canadian exploration expense in subsection 66.1(6) of the Tax Act, other than amounts which are prescribed to be "Canadian exploration and development overhead expense" for the purposes of the Tax Act or the cost of acquiring or obtaining the use of seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition "expense" in paragraph 66(15) of the Tax Act;

(xii)

"Closing" means the purchase and sale of the Offered Securities subscribed for by the Purchasers pursuant to the Subscription Agreements;

(xiii)

"Closing Date" means June 30, 2004 or such other date as the Corporation and the Agents may mutually agree upon in writing;

(xiv)

"Closing Time" means ~~[~~2:00 p.m.~~]~~ (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agents may mutually agree upon in writing;

(xv)

"Common Shares" means the common shares which the Corporation is authorized to issue as constituted on the date hereof;

(xvi)

"Commitment Amount" means the aggregate amount paid by the Purchasers for the Offered Securities;

(xvii)

"Corporation" means Aurizon Mines Ltd., a corporation incorporated under the Company Act (British Columbia) and includes any successor corporation thereto;

(xviii)

"CRA" means Canada Customs and Revenue Agency;

(xix)

"Expenditure Period" means the period commencing on the Closing Date and ending on December 31, 2005;

(xx)

"Flow-Through Mining Expenditure" means an expense which is a "flow-through mining expenditure" as defined in subsection 127(9) of the Tax Act;

(xxi)

"Flow-Through Shares" means flow-through shares as defined in subsection 66(15) of the Tax Act;

(xxii)

"Information" means all information regarding the Corporation that is made publicly available by, or becomes publicly available with the consent of the Corporation, together with all information prepared by the Corporation and provided to the Agents or to potential purchasers of the Offered Securities, if any, and includes but is not limited to, all press releases, material change reports and financial statements of the Corporation;

(xxiii)

"Offered Securities" means up to 4,500,000 Common Shares which are Flow-Through Shares to be issued and sold at the Purchase Price under the Offering and including the Common Shares which are Flow-Through Shares issuable upon the exercise of the Agents' Option;

(xxiv)

"Offering" means the offering for sale by the Corporation on a private placement basis of the Offered Securities;

(xxv)

"Offering Jurisdictions" means the Provinces of British Columbia, Alberta and Ontario and such other provinces and territories of Canada as may be mutually agreed upon by the Agents and the Corporation where the Offered Securities are offered to prospective purchasers or those provinces or territories where Purchasers reside, as the context permits or requires;

(xxvi)

"Ontario Act" means the Securities Act (Ontario) and the regulations thereunder, together with the instruments, policies, rules, orders, codes, notices and interpretation notes of the Ontario Securities Commission, as amended, supplemented or replaced from time to time;

(xxvii)

"Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

(xxviii)

"Prescribed Forms" means the forms prescribed from time to time under subsection 66(12.7) of the Tax Act and under the applicable provisions of the Taxation Act (Québec) as described in paragraph 1(e) hereof filed or to be filed by the Corporation within the prescribed times renouncing to the Purchasers the Resource Expenses incurred pursuant to the Subscription Agreements and all parts or copies of such forms required by CRA and under the Taxation Act (Québec) as described in paragraph 1(e) hereof to be delivered to the Purchasers;

(xxix)

"Prescribed Relationship" means a relationship between the Corporation and a Person where such Person and the Corporation are related or otherwise do not deal at arms length for purposes of the Tax Act;

(xxx)

"Purchase Price" means the price to be paid by the Purchasers for each Offered Security under the Offering, being $2.00 per Offered Security;

(xxxi)

"Purchasers" means the purchasers of the Offered Securities collectively;

(xxxii)

"Reporting Provinces" means the Provinces of British Columbia, Ontario and Québec collectively;

(xxxiii)

"Resource Expense" means an expense which is CEE, which is incurred on or after the Closing Date and on or before the Termination Date which may be renounced by the Corporation pursuant to subsection 66(12.6) of the Tax Act with an effective date not later than December 31, 2004 and in respect of which, but for the renunciation, the Corporation would be entitled to a deduction from income for income tax purposes;

(xxxiv)

"Securities Commissions" means the securities regulatory authorities of the Offering Jurisdictions collectively;

(xxxv)

"Securities Laws" means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the securities regulatory authorities (including the Stock Exchanges) of, the applicable jurisdiction or jurisdictions collectively;

(xxxvi)

"Stock Exchanges" means the Toronto Stock Exchange and the American Stock Exchange collectively;

(xxxvii)

"Subject Shares" means the Offered Securities and the Broker Shares collectively;

(xxxviii)

"Subscription Agreements" means the subscription and renunciation agreement to be entered into between the Corporation and each of the Purchasers with respect to the purchase of the Offered Securities collectively;

(xxxix)

"Tax Act" means the Income Tax Act (Canada), as amended, re-enacted or replaced from time to time and all rules and regulations made pursuant thereto and any proposed amendments thereto; and

(xl)

"Termination Date" means December 31, 2005.

(b)

Other Defined Terms:  Whenever used in this Agreement, the words and terms "affiliate", "associate", "material fact", "material change", "misrepresentation", "senior officer" and

"subsidiary" shall have the meaning given to such word or term in the Ontario Act unless specifically provided otherwise herein.

(c)

Plural and Gender:  Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and neuter.

(d)

Currency:  All references to monetary amounts in this Agreement are to lawful money of Canada.

(e)

Taxation Act (Québec):  Any reference to a word or term defined in the Tax Act includes, for purposes of Québec income taxation, a reference to the equivalent word or term, if any, defined in the Taxation Act (Québec) as such act may be amended, re-enacted or replaced from time to time.  Any reference to the Tax Act or a provision thereof includes, for purposes of Québec income taxation, a reference to the Taxation Act (Québec) or the equivalent provision thereof as such act may be amended, re-enacted or replaced from time to time.  Any reference to a filing or similar requirement imposed under the Tax Act includes, for purposes of Québec income taxation, a reference to the equivalent filing or similar requirement, where applicable, under the Taxation Act (Québec) as such act may be amended, re-enacted or replaced from time to time; provided that, if no filing or similar requirement is provided under the Taxation Act (Québec), a copy of any material filed under the Tax Act shall be filed with the ministère du Revenu du Québec.

(f)

Schedules:  The following schedules are attached to this Agreement and are deemed to be a part of and incorporated in this Agreement:

Schedule	Title

A	Legal Opinion
B	Officers' Certificate

2.

The Offered Securities

(a)

Offered Securities:  The Offered Securities are up to 4,500,000 Common Shares which are Flow-Through Shares.

(b)

Incurring and Renouncing of CEE:  The Corporation hereby agrees to incur Resource Expenses in an amount equal to the Commitment Amount on or before the Termination Date in accordance with the Subscription Agreements and agrees to renounce to the Purchasers, with an effective date no later than December 31, 2004, pursuant to subsection 66(12.6) of the Tax Act, and, in respect of Resource Expenses incurred by the Corporation in 2005, pursuant to subsection 66(12.66) of the Tax Act, Resource Expenses in an amount equal to the Commitment Amount.  For greater certainty, the Corporation may renounce to the Purchasers, with an effective date no later than December 31, 2004, either (i) Resource Expenses deemed to be incurred by it in 2005 pursuant to a renunciation to the Corporation by a corporation related to it for purposes of the Tax Act of Resource Expenses incurred by that corporation in 2005 if the renunciation by that corporation to the Corporation is pursuant to subsection 66(12.6) of the Tax Act and has an effective date in 2004, or (ii) Resource Expenses deemed to be incurred by it in 2004 pursuant to a renunciation to the Corporation by a corporation related to it for the purposes of the Tax Act of Resource Expenses incurred by that corporation in 2004 if the renunciation by that corporation to the Corporation is pursuant to subsection 66(12.6) of the Tax Act and has an effective date in 2004.

(c)

Investment Tax Credit:  Notwithstanding any other provision hereof, the Corporation hereby agrees that in the event it should incur Flow-Through Mining Expenditures that it is not required to renounce to third parties pursuant to flow-through agreements entered into prior to the date hereof, it will renounce such Flow-Through Mining Expenditures to the Purchasers pro rata by number of Offered Securities purchased.

(d)

Renunciation:  The Corporation shall deliver to the Purchasers, on or before March 1, 2005, the relevant Prescribed Forms, fully completed and executed, renouncing to each Purchaser, Resource Expenses in an amount equal to the Commitment Amount applicable to such Purchaser with an effective date of no later than December 31, 2004, such delivery constituting the authorization of the Corporation to the Purchasers to file such Prescribed Forms with applicable taxation authorities.

3.

The Offering

(a)

Sale on Exempt Basis:  The Agents will offer the Offered Securities in the Offering Jurisdictions in compliance with the Securities Laws of the Offering Jurisdictions and only to such Persons and in such manner so that, pursuant to the provisions of the Securities Laws of the Offering Jurisdictions, no prospectus or offering memorandum or other similar document need be filed with, or delivered to, any Securities Commission in any Offering Jurisdiction in connection therewith.

(b)

Appointment of Co-agents and Sub-agents:  The Corporation agrees that, subject to the consent of the Corporation, such consent not to be unreasonably withheld, the Agents have the right to invite one or more investment dealers to form a selling group to participate in finding purchasers for 2,500,000 of the Offered Securities and in soliciting of offers to purchase up to 2,000,000 Offered Securities issuable upon the exercise of the Agents' Option.  The Agents shall have the exclusive right to control all compensation arrangements between the members of the selling group.  The Corporation grants all of the rights and benefits of this Agreement to any investment dealer who is a member of any selling group formed by the Agents and appoints the Agents as trustees of such rights and benefits for such investment dealers, and the Agents hereby accept such trust and agree to hold such rights and benefits for and on behalf of such investment dealers.  The Agents shall ensure that any investment dealer who is a member of any selling group formed by the Agents pursuant to the provisions of this subsection 3(b) or with whom the Agents have a contractual relationship with respect to the Offering, if any, agrees with the Agents to comply with the covenants and obligations given by the Agents herein.

(c)

Covenants of the Agents:  Each of the Agents covenants with the Corporation that (i) it will comply with all Securities Laws of the Offering Jurisdictions in which it solicits or procures subscriptions for Offered Securities in connection with the Offering, (ii) it will not solicit or procure subscriptions for Offered Securities so as to require the registration thereof or the filing of a prospectus with respect thereto under the laws of any jurisdiction, and (iii) it will obtain from each Purchaser an executed subscription agreement in a form reasonably acceptable to the Corporation and the Agents.  Each of the Agents represents and warrants that it is, and, to the best of its knowledge, each member of any selling group formed by the Agents is, qualified to so act in the Offering Jurisdictions in which such member solicits or procures subscriptions for the Offered Securities.

(d)

Filings:  The Corporation undertakes to file or cause to be filed all forms and undertakings required to be filed by the Corporation in connection with the Offering so that the distribution of the Offered Securities may lawfully occur in the Offering

Jurisdictions without the necessity of filing a prospectus or an offering memorandum in Canada and the Agents undertake to use commercially reasonable efforts to cause the Purchasers of the Offered Securities to complete (and it shall be a condition of closing in favour of the Corporation that the Purchasers complete and deliver to the Corporation) any forms and undertakings required by the Securities Laws of the Offering Jurisdictions.  All fees payable in connection with such filings shall be at the expense of the Corporation.

(e)

No Offering Memorandum:  Neither the Corporation nor the Agents shall (i) provide to prospective purchasers of Offered Securities any document or other material that would constitute an offering memorandum within the meaning of the Securities Laws of the Offering Jurisdictions or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Offered Securities, including but not limited to, causing the sale of the Offered Securities to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display or the Internet, or otherwise, or conduct any seminar or meeting relating to any offer and sale of the Offered Securities whose attendees have been invited by a general solicitation or general advertising.

4.

Due Diligence

The Corporation shall allow the Agents to conduct all due diligence investigations, including meeting with senior management of the Corporation and the Auditor, as the Agents shall consider appropriate in connection with the Offering.

5.

Deliveries By Closing Time

(a)

Deliveries:  By the Closing Time:

(i)

all actions required to be taken by or on behalf of the Corporation including, without limitation, the passing of all required resolutions of the directors, including committees of the directors, and shareholders of the Corporation, shall have occurred in order to complete the transactions contemplated by this Agreement and the Subscription Agreements, including, without limitation, to issue the Offered Securities, to create and issue the Broker Warrants and to reserve for issue and conditionally issue the Broker Shares, and a certified copy of all such resolutions shall have been delivered by the Corporation to the Agents;

(ii)

the Corporation shall have delivered or caused to be delivered to the Agents

A.

a favourable legal opinion of counsel to the Corporation, DuMoulin Black, addressed to, among others, the Agents and the Purchasers substantially in the form of the opinion attached hereto as schedule A,

B.

favourable legal opinions of counsel to the Corporation in the Provinces of Alberta and Ontario (to the extent the Securities Laws of such provinces are applicable) addressed to, among others, the Agents and the Purchasers, with respect to the Securities Laws of the Provinces of Alberta and Ontario and such other matters as the Agents may reasonably require and in form acceptable to the Agents,

C.

a favourable title opinion of Gowling Lafleur Henderson s.r.l. with respect to title to the Casa Berardi property of the Corporation addressed to, among others, the Agents and the Purchasers,

D.

a certificate dated the Closing Date signed by an appropriate officer of the Corporation and addressed to, among others, the Agents and the Purchasers with respect to the memorandum and articles of the Corporation, the resolutions of the directors and shareholders, if any, of the Corporation and any other corporate action taken relating to this Agreement and the Ancillary Documents and with respect to such other matters as the Agents may reasonably request and including specimen signatures of the signing officers of the Corporation,

E.

a certificate dated the Closing Date addressed to, among others, the Agents and the Purchasers signed by the chief executive officer and the chief financial officer of the Corporation or any two other senior officers of the Corporation acceptable to the Agents substantially in the form of the certificate attached hereto as schedule B,

F.

a Subscription Agreement from each Purchaser accepted by the Corporation,

G.

definitive certificates representing the Offered Securities registered in the names of the Purchasers or in such other name or names as the Purchasers or the Agents may direct,

H.

definitive certificates representing the Broker Warrants registered in the name of the Agents or in such other name or names as the Agents may direct, and

I.

such further documents as may be contemplated by this Agreement or as the Agents may reasonably require,

all in form and substance satisfactory to the Agents;

(iii)

the Corporation shall have delivered or cause to be delivered payment of the amount payable by the Corporation to the Agents by certified cheque or bank draft, including (i) the commission payable by the Corporation to the Agents as provided in section 7 of this Agreement against delivery from the Agents to the Corporation of a receipt for the payment of such commission, (ii) the expenses (excluding legal expenses) payable by the Corporation to the Agents as provided in section 12 of this Agreement against delivery from the Agents to the Corporation of a receipt for the payment of such expenses, and (iii) the legal expenses payable by the Corporation to counsel for the Agents as provided in section 12 of this Agreement against delivery from such legal counsel to the Corporation of a receipt for the payment of such legal expenses; and

(iv)

the Agents shall have delivered or cause to be delivered to the Corporation

A.

payment of the aggregate gross Purchase Price for the Offered Securities purchased by the Purchasers by certified cheque or bank draft payable to the Corporation or as the Corporation may otherwise direct in writing against delivery from the Corporation to the Agents of a receipt for the aggregate gross Purchase Price for the Offered Securities, and

B.

such further documents as may be contemplated by this Agreement or as the Corporation may reasonably require,

all in form and substance satisfactory to the Corporation.

6.

Closing

(a)

Closing:  The Closing shall be completed at the offices of counsel for the Agents at the Closing Time on the Closing Date.

(b)

Conditions of Closing:  The following are conditions precedent to the obligation of the Agents to complete the Closing and of the Purchasers to purchase the Offered Securities, which conditions the Corporation hereby covenants and agrees to use its best efforts to fulfill within the time set out herein therefor, and which conditions may be waived in writing in whole or in part by the Agents:

(i)

the Corporation shall have received all necessary approvals and consents, including all necessary regulatory approvals and consents (including those of the Stock Exchanges) required for the completion of the transaction contemplated by this Agreement, all in a form satisfactory to the Agents and the Stock Exchanges shall have conditionally approved the listing thereon of the Subject Shares, subject to the fulfillment of normal conditions;

(ii)

receipt by the Agents of the documents set forth in section 5 of this Agreement to be delivered to the Agents;

(iii)

the representations and warranties of the Corporation contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(iv)

the Corporation having complied with all covenants, and satisfied all terms and conditions, contained herein to be complied with and satisfied by the Corporation at or prior to the Closing Time; and

(v)

the Agents not having previously terminated the obligations thereof pursuant to this Agreement.

7.

Fee

(a)

Commission:  In consideration of the agreement of the Agents to act as agents of the Corporation in respect of the Offering, and in consideration of the services performed and to be performed by the Agents in connection therewith, including, without limitation:

(i)

finding purchasers to purchase Offered Securities;

(ii)

participating in the preparation of the form of the Subscription Agreements and certain of the Ancillary Documents; and

(iii)

advising the Corporation with respect to the private placement of the Offered Securities;

the Corporation shall pay to the Agents or as the Agents may otherwise direct at the Closing Time against receipt of payment of the purchase price for the Offered Securities, a fee of 6% of the aggregate Purchase Price for the Offered Securities.

(b)

Taxes:  The Corporation and the Agents acknowledge and agree that if a separate fee would have been charged to the Corporation for the services described in clause 7(a)(i) above, such separate fee would represent more than 50% of the fee payable to the Agents, and the Corporation hereby further acknowledges and agrees that the Agents will rely on the foregoing statement in not charging federal goods and services tax on such fee and that the Corporation will forthwith pay to the Agents any such tax and any applicable interest and penalties to the extent determined to be exigible.

(c)

Broker Warrants:  In addition to the commission payable to the Agents pursuant to subsection 7(a) hereof, as additional consideration for the services performed and to be performed by the Agents hereunder, the Corporation shall issue to the Agents or as the Agents may otherwise direct at the Closing Time Broker Warrants which entitle the holders thereof to acquire in the aggregate Common Shares equal in number to 4% of the number of Offered Securities sold, in form and substance satisfactory to the Agents.

8.

Representations and Warranties

The Corporation hereby represents and warrants to the Agents and the Purchasers, and acknowledges that the Agents and the Purchasers are relying upon each of such representations and warranties in completing the Closing, as follows:

(a)

Incorporation and Organization:  The Corporation has been incorporated and organized and is a valid and subsisting corporation under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof and the Corporation has all requisite corporate power and authority to enter into, execute and deliver this Agreement and the Subscription Agreements and to carry out the obligations thereof hereunder and thereunder.

(b)

Extra-provincial Registration:  The Corporation is licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary and is carrying on the business thereof in compliance with all applicable laws, rules and regulations of each such jurisdiction.

(c)

Authorized Capital:  The Corporation is authorized to issue, among other things, 500,000,000 Common Shares and 100,000,000 preferred shares, of which, as of June 29, 2004, 97,946,603 Common Shares were issued and outstanding as fully paid and non-assessable shares and no preferred shares were outstanding.

(d)

Listing:  The Common Shares are, and at the time of issue of the Offered Securities will be, listed on the Stock Exchanges and the Offered Securities will, at the time of issue thereof, have been conditionally listed on the Stock Exchanges.  The Corporation has not issued, or agreed to issue, any Common Shares or any securities exchangeable or exercisable for, or convertible into, Common Shares at an effective price per Common Share which is less than the Purchase Price during the 60 day period immediately preceding the date hereof.

(e)

Certain Securities Law Matters:  The Common Shares are listed on the Stock Exchanges, the Corporation is a reporting issuer or the equivalent only in the Reporting Provinces and the United States and is not in default of any requirement of the Securities Laws of any of such provinces and the Offered Securities have not been and will not be registered under the Securities Act of 1933 (United States), as amended.

(f)

Resale of Securities:  The Offered Securities will not be subject to a restricted period or statutory hold period under the Securities Laws of the Offering Jurisdictions or to any resale restriction under the policies of the Stock Exchanges which extends beyond four months and one day after the Closing Date.

(g)

Rights to Acquire Securities:  No Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Corporation, except that, as at June 29, 2004, an aggregate of 9,028,623 Common Shares were reserved for issue pursuant to outstanding options, warrants, share incentive plans, convertible, exercisable and exchangeable securities and other rights to acquire Common Shares.

(h)

No Pre-emptive Rights:  The issue of the Offered Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject.

(i)

Offered Securities:  The execution of each of this Agreement and the Subscription Agreements and the issue by the Corporation to the Purchasers of the Offered Securities will be exempt from the registration and prospectus requirements of Securities Laws.

(j)

Subsidiaries:  The Corporation does not have any subsidiaries within the meaning of the Ontario Act.

(k)

Issue of Offered Securities:  All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of certificates representing, the Offered Securities and, upon payment of the requisite consideration therefor, the Offered Securities will be validly issued as fully paid and non-assessable shares.

(l)

Consents, Approvals and Conflicts:  None of the offering and sale of the Offered Securities, the execution and delivery of this Agreement, the Subscription Agreements, the compliance by the Corporation with the provisions of this Agreement or the consummation of the transactions contemplated herein or therein including, without limitation, the incurring of Resource Expenses and the issue of the Offered Securities to the Purchasers for the consideration and upon the terms and conditions as set forth herein, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under Securities Laws and the policies of the Stock Exchanges and will be obtained by the Closing Date, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation is a party or by which it or any of the properties or assets thereof is bound, or the memorandum or articles of the Corporation or any resolution passed by the directors (or any committee thereof) or shareholders of the Corporation, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, arbitrator, stock exchange or securities regulatory authority applicable to the

Corporation or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Corporation.

(m)

Authority and Authorization:  The Corporation has full corporate power and authority to enter into this Agreement and the Subscription Agreements and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof or thereof and the Corporation has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Subscription Agreements and to observe and perform the provisions of this Agreement and the Subscription Agreements in accordance with the provisions hereof and thereof including, without limitation, the incurring of Resource Expenses and the issue of the Offered Securities to the Purchasers for the consideration and upon the terms and conditions set forth herein.

(n)

Validity and Enforceability:  Each of this Agreement and the Subscription Agreements has been authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms (subject to applicable bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and the qualification that the granting of equitable remedies such as specific performance and injunctive relief is within the discretion of a court of competent jurisdiction).

(o)

Broker Warrants:

(i)

The Corporation has all requisite corporate power and authority to issue the Broker Warrants and to enter into, execute and deliver and to carry out the obligations thereof under the Broker Warrant Certificates.  All necessary corporate action has been taken by the Corporation to authorize the issue of the Broker Warrants in accordance with the terms and conditions hereof and, when issued, the Broker Warrants will be validly issued and to authorize the creation, execution, delivery and performance of the Broker Warrant Certificates and to observe and perform the provisions of the Broker Warrant Certificates in accordance with the provisions thereof including, without limitation, the issue of the Broker Shares for the consideration and upon the terms and conditions set forth in the Broker Warrant Certificates.

(ii)

The Broker Warrant Certificates constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with the terms thereof.  None of the issue of the Broker Warrants, the execution and delivery of the Broker Warrant Certificates, the compliance by the Corporation with the provisions of the Broker Warrant Certificates or the consummation of the transactions contemplated therein including, without limitation, the issue of the Broker Shares for the consideration and upon the terms and conditions set forth in the Broker Warrant Certificates, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, Stock Exchanges, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under applicable Securities Laws and the policies of the Stock Exchanges and will be obtained by the Closing Date, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation is a party or by which it or any of the properties or assets thereof is bound, or the articles or by-laws of the Corporation or any resolution passed by the directors (or any committee thereof) or shareholders of the Corporation, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, any arbitrator, Stock Exchanges or securities regulatory authority applicable to the Corporation or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Corporation.

(iii)

None of the issue of the Broker Warrants or the Broker Shares will be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject.

(iv)

The issue by the Corporation to the Agents of the Broker Warrants will be exempt from the registration and prospectus requirements of the Securities Laws of the Provinces of British Columbia and Ontario.  The Broker Shares will not be subject to a restricted period or statutory hold period under the Securities Laws of the Province of British Columbia or Ontario or to any resale restrictions under the policies of the Stock Exchanges which extends beyond four months and one day after the Closing Date.

(p)

Public Disclosure:  Each of the documents which contains any of the Information is, as of the date thereof, in compliance in all material respects with the Securities Laws of the Reporting Provinces and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents collectively constitute full, true and plain disclosure of all material facts relating to the Corporation and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date hereof.  There is no fact known to the Corporation which the Corporation has not publicly disclosed which materially adversely affects, or so far as the Corporation can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation or the ability of the Corporation to perform its obligations under this Agreement or which would otherwise be material to any Person intending to make an equity investment in the Corporation.

(q)

Timely Disclosure:  The Corporation is in compliance with all timely disclosure obligations under the Securities Laws of the Reporting Provinces, and, without limiting the generality of the foregoing, there has not occurred any material adverse change, in the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation which has not been publicly disclosed and none of the documents filed by or on behalf of the Corporation pursuant to the Securities Laws of the Reporting Provinces contains a misrepresentation (as such term is defined in the Ontario Act) at the date of the filing thereof.

(r)

No Cease Trade Order:  No order preventing, ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Corporation, are pending, contemplated or threatened.

(s)

Accounting Controls:  The Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are completed in accordance with the general or a specific authorization of management of the Corporation; (ii) transactions are recorded as necessary to permit preparation of financial statements for the Corporation in conformity with Canadian generally accepted accounting principles and to maintain asset accountability; (iii) access to assets of the Corporation is permitted only in accordance with the general or a specific authorization of management of the Corporation; and (v) the recorded accountability for assets of the Corporation is compared with the existing assets of the Corporation at reasonable intervals and appropriate action is taken with respect to any differences therein.

(t)

Financial Statements:  The audited financial statements of the Corporation for the year ended December 31, 2003, together with the auditors' report thereon and the notes thereto, and the unaudited interim financial statements of the Corporation for the period ended March 31, 2004 and the notes thereto, have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed in such financial statements), are substantially correct in every particular and present fairly the financial condition and position of the Corporation as at the dates thereof and such financial statements contain no direct or implied statement of a material fact which is untrue on the date of such financial statements and do not omit to state any material fact which is required by Canadian generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading.

(u)

Changes in Financial Position:  Since March 31, 2004:

(i)

the Corporation has not paid or declared any dividend or incurred any material capital expenditure or made any commitment therefore;

(ii)

the Corporation has not incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material; and

(iii)

the Corporation has not entered into any material transaction;

except in each case as disclosed in the Information.

(v)

Insolvency:  The Corporation has not committed an act of bankruptcy or sought protection from its creditors before any court or pursuant to any legislation, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of its assets, had any Person holding any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any portion of its property or had any petition for a receiving order in bankruptcy filed against it.

(w)

No Contemplated Changes:  Except as disclosed in the Information, the Corporation has not approved, is not contemplating, has not entered into any agreement in respect of, and has no knowledge of:

(i)

the purchase of any property or assets or any interest therein or the sale, transfer or other disposition of any property or assets or any interest therein currently owned, directly or indirectly, by the Corporation whether by asset sale, transfer of shares or otherwise;

(ii)

the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or otherwise) of the Corporation; or

(iii)

a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Corporation.

(x)

Insurance:  The assets of the Corporation and the business and operations thereof are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in a comparable business in comparable circumstances, such coverage is in full force and effect and the Corporation has not failed to promptly give any notice or present any material claim thereunder.

(y)

Taxes and Tax Returns:  The Corporation has filed in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), or in the earnings, business, affairs or prospects of the Corporation and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by the Corporation or the payment of any material tax, governmental charge, penalty, interest or fine against the Corporation.  There are no material actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation which could result in a material liability in respect of taxes, charges or levies of any governmental authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any governmental authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority and the Corporation has withheld (where applicable) from each payment to each of the present and former officers, directors, employees and consultants thereof the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation.

(z)

Compliance with Laws, Licenses and Permits:  The Corporation has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on, or contemplated to be carried on, by it, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations thereof, and the Corporation has not received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially adversely affect the conduct of the business or operations of, or the assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of, the Corporation.

(aa)

Agreements and Actions:  The Corporation is not in violation of any term of its memorandum or articles.  The Corporation is not in violation of any term or provision of any agreement, indenture or other instrument applicable to it which would, or could, result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs or operations of the Corporation, nor is the Corporation in default in the payment of any obligation owed which is now due and there is no action, suit, proceeding or investigation commenced, pending or, to the knowledge of the Corporation after due inquiry, threatened which, either in any case or in the aggregate, might result in any material adverse effect on the business, condition (financial or otherwise), capital, affairs, prospects or operations of the Corporation or in any of the material properties or assets thereof or in any material liability on the part of the Corporation or which places, or could place, in question the validity or enforceability of this Agreement, the Subscription Agreements or any document or instrument delivered, or to be delivered, by the Corporation pursuant hereto or thereto.

(bb)

Owner of Property:  The Corporation is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material property or assets thereof as described in the Information, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Information, and no other property rights are necessary for the conduct of the business of the Corporation as currently conducted or contemplated to be conducted, the Corporation does not know of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights and, except as disclosed in the Information, the Corporation does not have any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof.

(cc)

Mineral Rights:  The Corporation holds either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Corporation has an interest as described in the Information under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which the Corporation has any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Corporation has all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Corporation has an interest as described in the Information granting the Corporation the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Corporation, with only such exceptions as do not materially interfere with the use made by the Corporation of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation.

(dd)

Property Agreements:  Any and all of the agreements and other documents and instruments pursuant to which the Corporation holds the property and assets thereof (including an interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, the Corporation is not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Corporation derives the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid.  None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation is subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Information.

(ee)

No Defaults:  The Corporation is not in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Corporation is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could have a material adverse effect upon the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation.

(ff)

Compliance with Employment Laws:  Except as disclosed in the Information, the Corporation is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not constitute an adverse material fact concerning the Corporation or result in an adverse material change to the Corporation, and has not and is not engaged in any unfair labour practice, there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the best of the knowledge of the Corporation after due inquiry, threatened against the Corporation, no union representation question exists respecting the employees of the Corporation and no collective bargaining agreement is in place or currently being negotiated by the Corporation, the Corporation has not received any notice of any unresolved matter and there are no outstanding orders under the Employment Standards Act (Ontario), the Human Rights Code (Ontario), the Occupational Health and Safety Act (Ontario) or the Workers' Compensation Act (Ontario) or any other similar legislation in any jurisdiction in which the Corporation carries on business or has employees, no employee has any agreement as to the length of notice required to terminate his or her employment with the Corporation in excess of twelve months or equivalent compensation and all benefit and pension plans of the Corporation are funded in accordance with applicable laws and no past service funding liability exist thereunder.

(gg)

Employee Plans:  Each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, pension, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former officer, director, employee or consultant of the Corporation has been maintained in material compliance with the terms thereof and with the requirements prescribed by any and all statutes, orders, rules, policies and regulations that are applicable to any such plan.

(hh)

Accruals:  All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or provincial pension plan premiums, accrued wages, salaries and commissions and payments for any plan for any officer, director, employee or consultant of the Corporation have been accurately reflected in the books and records of the Corporation.

(ii)

Work Stoppage:  There has not been, and there is not currently, any labour trouble which is adversely effecting or could adversely effect, in a material manner, the conduct of the business of the Corporation.

(jj)

Environmental Compliance:  Except as disclosed in the Information, the Corporation:

(i)

and the property, assets and operations thereof comply in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

(ii)

does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, the Corporation or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(iii)

has not given or filed any notice under any federal, state, provincial or local law with respect to any Environmental Activity, the Corporation does not have any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Corporation is not aware of any notice being given under any federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Corporation or the property, assets, business or operations thereof;

(iv)

does not store any hazardous or toxic waste or substance on the property thereof and has not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the premises at which the Corporation carries on business, in each case other than in compliance with Environmental Laws; and

(v)

is not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with Environmental Law.

(kk)

No Litigation:  There are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of the Corporation after due inquiry, threatened against or which adversely affect the Corporation or to which any of the property or assets thereof is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation or the ability of the Corporation to perform its obligations and the Corporation is not subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, may result in a material adverse effect on the condition (financial or otherwise), capital, property, assets, operations or business of the Corporation or the ability of the Corporation to perform its obligations under this Agreement or the Subscription Agreements.

(ll)

Intellectual Property:  The Corporation owns or possesses adequate enforceable rights to use all trademarks, copyrights and trade secrets used or proposed to be used in the conduct of its business and, to the knowledge of the Corporation, after due inquiry, the Corporation is not infringing upon the rights of any other Person with respect to any such trademarks, copyrights or trade secrets and no other Person has infringed any such trademarks, copyrights or trade secrets.

(mm)

Non-Arm's Length Transactions:  Except as disclosed in the Information, the Corporation does not owe any amount to, nor has the Corporation any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or securityholder thereof or any Person not dealing at "arm's length" (as such term is defined in the Tax Act) with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Corporation.  Except usual employee or consulting arrangements made in the ordinary and normal course of business, the Corporation is not a party to any contract, agreement or understanding with any officer, director, employee or securityholder thereof or any other Person not dealing at arm's length with the Corporation.  No officer, director or employee of the Corporation and no Person which is an affiliate or associate of any of the foregoing Person, owns, directly or indirectly, any interest (except for shares representing less than 5% of the outstanding shares of any class or series of any publicly traded company) in, or is an officer, director, employee or consultant of, any Person which is, or is engaged in, a business competitive with the business of the Corporation which could materially adversely impact on the ability to properly perform the services to be performed by such Person for the Corporation.  No officer, director, employee or securityholder of the

Corporation has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation except for claims in the ordinary and normal course of the business of the Corporation such as for accrued vacation pay or other amounts or matters which would not be material to the Corporation.

(nn)

Flow-Through Shares:  Upon issue, the Offered Securities will be "flow-through shares" as defined in subsection 66(15) of the Tax Act and are not and will not be prescribed shares within the meaning of section 6202.1 of the regulations to the Tax Act and the applicable provisions of the Taxation Act (Québec).

(oo)

Principal-Business Corporation:  The Corporation is a "principal-business corporation" as defined in subsection 66(15) of the Tax Act and will continue to be a "principal-business corporation" until such time as all of the Resource Expenses required to be renounced under this Agreement and the Subscription Agreements have been incurred and validly renounced pursuant to the Tax Act.

(pp)

Commitment Amount:  The Corporation has no reason to believe that it will be unable to incur, on or after the Closing Date and on or before the Termination Date or that it will be unable to renounce to the Purchasers effective on or before December 31, 2004, Resource Expenses in an aggregate amount equal to the Commitment Amount and the Corporation has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act.

9.

Covenants of the Corporation

(a)

Consents and Approvals:  Immediately following the acceptance by the Corporation hereof, the Corporation covenants and agrees with the Agents and the Purchasers that the Corporation will:

(i)

obtain, to the extent not already obtained, the necessary regulatory consents from the Stock Exchanges and, to the extent necessary, from the Securities Commissions of the Offering Jurisdictions for the Offering on such terms as are mutually acceptable to the Agents and the Corporation, acting reasonably;

(ii)

arrange for the listing of the Subject Shares on the Stock Exchanges as soon as possible; and

(iii)

make all necessary filings to obtain all other necessary regulatory and other consents and approvals required in connection with the transactions contemplated by this Agreement.

(b)

General:  The Corporation hereby covenants and agrees with the Agents and the Purchasers that the Corporation will:

(i)

fulfill all legal requirements to permit the issue, offering and sale of the Offered Securities, the creation and issue of the Broker Warrants and the issue of the Broker Shares as contemplated in this Agreement including, without limitation, compliance with the Securities Laws of the Offering Jurisdictions to enable the Offered Securities to be offered for sale and sold to the Purchasers and the Broker Warrants to be issued to the Agents without the necessity of filing a prospectus in the Offering Jurisdictions;

(ii)

the Corporation shall deliver to the Agents a copy of all press releases made and material change reports and other documents filed with any regulatory authority forthwith upon such press release being made or material change report or other document being filed until 30 days after the Closing Date;

(iii)

maintain the listing of the Common Shares on the Stock Exchanges and the status thereof as a reporting issuer not in default under the securities legislation of each of the Reporting Provinces for a period of 18 months after the Closing Date; and

(iv)

forthwith after the Closing Date file such documents as may be required under the Securities Laws of the Offering Jurisdictions relating to the offering of the Offered Securities which, without limiting the generality of the foregoing, shall include a Form 45-501F1 as prescribed under the Ontario Act and the equivalent thereof in all other Offering Jurisdictions.

(c)

Issues of Further Securities:  The Corporation will not, without the prior written consent of the Agents, agree to create, issue or sell, or create, issue or sell, any Common Shares or any securities exchangeable or exercisable for, or convertible into, any Common Shares, other than as contemplated hereby or Common Shares issuable under existing options or incentive plans, convertible, exchangeable or exercisable securities or other rights to acquire Common Shares which are disclosed as of the date hereof in the Information, at any time prior to 90 days after the Closing Date nor shall the Corporation publicly announce prior to 90 days after the Closing Date any intention to do so thereafter.

(d)

Flow-Through Shares:  The Corporation hereby covenants with the Agents and the Purchasers that:

(i)

for a period of a least 18 months from the Closing Date, the Corporation shall remain a validly subsisting corporation licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the properties owned or leased by the Corporation or the nature of the activities conducted by the Corporation make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction and use its best efforts to maintain its status as a reporting issuer not in default of any requirement of the Securities Laws of the Reporting Provinces and the listing on the Stock Exchanges of the Common Shares;

(ii)

the Corporation shall incur as soon as possible and in any event, during the Expenditure Period, Resource Expenses in an amount not less than the Commitment Amount;

(iii)

the Corporation shall renounce in favour of the Purchasers and take all other actions necessary under the Tax Act and the Taxation Act (Québec) and within the time periods required under the Tax Act and the Taxation Act (Québec) in order for such renunciation to be valid and effective on or before December 31, 2004, Resource Expenses in an amount not less than the Commitment Amount;

(iv)

the Corporation shall file, pursuant to the Tax Act and any applicable provincial tax statute, including the Taxation Act (Québec), on a timely basis, the prescribed forms, including, without limitation, the form T100 and any applicable provincial equivalent required to be filed by the end of the month after the month in which the Closing Date occurs, together with a copy of the Subscription Agreements and all required supporting documents;

(v)

the Corporation shall provide to the Purchasers, as soon as possible after the Corporation has renounced Resource Expenses, all information and documents that the Purchasers may reasonably require for income tax purposes;

(vi)

the Corporation shall keep proper and complete books, records and accounts of all expenses incurred by the Corporation and all transactions affecting the Purchasers and the use of the Commitment Amount and, upon reasonable notice, if required by the Purchasers in order to satisfy any demand or request by CRA or by the Ministère du Revenu du Québec, if applicable, to make such books, records and accounts available for inspection and audit by or on behalf of the Purchasers or CRA or by the ministère du Revenu du Québec, if applicable;

(vii)

if the Corporation fails to renounce in favour of the Purchasers, effective on or before December 31, 2004, Resource Expenses in an amount, after any adjustment pursuant to subsection 66(12.73) of the Tax Act, at least equal to the Commitment Amount, the Corporation shall pay forthwith after such failure becomes known an amount equal to the amount of any tax (within the meaning of subparagraph 6202.1(5)(b) of the regulation to the Tax Act) payable by the Purchasers under the Tax Act or the Taxation Act (Québec), if applicable, or the laws of any other province of Canada, as a consequence of such failure to renounce by the Corporation;

(viii)

the Corporation shall file with CRA and with the appropriate authorities in the Province of Québec within the time prescribed under subsection 66(12.68) of the Act and the applicable section of the Taxation Act (Québec) the forms prescribed for the purposes of such legislation together with a copy of the Subscription Agreements and any "selling instrument" contemplated by such legislation and by the Subscription Agreements and shall forthwith following such filings provide to the Purchasers a copy of such forms certified by two officers of the Corporation;

(ix)

the Corporation shall maintain its status as a "principal business corporation" as defined in subsection 66(15) of the Tax Act hereof until January 1, 2006;

(x)

the Corporation shall incur and renounce Resource Expenses pursuant to the Subscription Agreements before incurring and renouncing Resource Expenses pursuant to any other agreement which it has entered into or shall enter into with any Person with respect to the issue of Common Shares which are Flow-Through Shares or securities which are exchangeable or exercisable for, or convertible into, Common Shares which are Flow-Through Shares, the Corporation shall not, without the prior written consent of the Agents (which consent may be withheld in the sole discretion of the Agents) (i) enter into any other agreement which would prevent or restrict its ability to renounce to the Purchasers, Resource Expenses in the amount of the Commitment Amount, or (ii) enter into any agreement in 2004 with any Person which provides for the issue of Common Shares which are Flow-Through Shares or securities exchangeable or exercisable for, or convertible into, Common Shares which are Flow-Through Shares, at an effective price per Common Share which is less than the Purchase Price and, if the Corporation is required under the Tax Act to reduce Resource Expenses previously renounced to the Purchasers, the reduction shall be made pro rata by number of Offered Securities purchased and provided that the Corporation shall not reduce Resource Expenses renounced to the Purchasers under the Subscription Agreements until it has first reduced to the extent possible all CEE renounced to Persons other than the Purchasers;

(xi)

the Resource Expenses to be renounced by the Corporation to the Purchasers

A.

will constitute CEE on the effective date of the renunciation,

B.

will not include expenses that are "Canadian exploration and development overhead expenses" (as defined in the Regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Corporation or amounts which constitute specified expenses for seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the applicable period as described in the definition of "expenses" in subsection 66(15) of the Tax Act,

C.

will not include any amount that has previously been renounced by the Corporation to the Purchasers or to any other Person,

D.

would be deductible by the Corporation in computing its income for the purposes of Part I of the Tax Act but for the renunciation to the Purchasers, and

E.

will not be subject to any reduction under subsection 66(12.73) of the Tax Act;

(xii)

the Corporation shall not reduce the amount renounced to the Purchasers pursuant to subsection 66(12.6) of the Tax Act;

(xiii)

the Corporation shall not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Resource Expense to the Purchasers in an amount equal to the Commitment Amount;

(xiv)

if the Corporation receives, or becomes entitled to receive, any government assistance which is described in paragraph (a) of the definition of "excluded obligation" in subsection 6202.1(5) of the regulations made under the Tax Act and the receipt or entitlement to receive such government assistance has or will have the effect of reducing the amount of CEE validly renounced to the Purchasers to less than the Commitment Amount, the Corporation shall remit to the Purchasers the benefit of all amounts received or receivable in respect of such government assistance; and

(xv)

the Corporation shall deliver to the Purchasers on or before March 1, 2005, a list of the provinces, territories or other jurisdictions in Canada where the Corporation has incurred, or intends to incur, Resource Expenses together with the amount incurred in each such province, territory or jurisdiction.

(e)

Use of Proceeds:  The Corporation shall use the gross proceeds of the Offered Securities for exploration of the Casa Berardi property of the Corporation located in the Province of Québec.

10.

Termination

(a)

Right of Termination:  The Agents shall be entitled, at the sole option thereof, to terminate and cancel, without any liability on the part of the Agents, all of the obligations thereof under this Agreement and the obligations of any Person who has executed a Subscription Agreement, by notice in writing to that effect delivered to the Corporation prior to or at the Closing Time if:

(i)

there is in the sole opinion of the Agents a material change or change in a material fact or new material fact or an undisclosed material fact or material change which might be expected to have an adverse effect on the condition (financial or otherwise), capital, property, assets, operations, business, affairs, profitability or prospects of the Corporation or on the market price or value of the Common Shares or any other securities of the Corporation or on the marketability of the Offered Securities;

(ii)

there should develop, occur or come into effect any occurrence of national or international consequence, or any action, law or regulation, inquiry or other event, action or occurrence of any nature whatsoever which, in the sole opinion of the Agents, seriously affects, or could seriously affect, the financial markets, the condition (financial or otherwise), capital, property, assets, operations, business, affairs, profitability or prospects of the Corporation or the market price or value of the Common Shares or any other securities of the Corporation or the marketability of the Offered Securities;

(iii)

the state of the financial markets is such that in the sole opinion of the Agents it would be unprofitable to offer or continue to offer for sale the Offered Securities;

(iv)

any order or ruling is issued, or any inquiry, action, suit, proceeding or investigation (whether formal or informal) is instituted or announced or threatened in relation to the Corporation or any of the directors, officers or principal shareholders of the Corporation (other than one based solely upon the activities or alleged activities of the Agents) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of the Offered Securities, the Common Shares or any other securities of the Corporation (other than one based solely upon the activities or alleged activities of the Agents) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of the Offered Securities, the Common Shares or any other securities of the Corporation (other than one based solely upon the activities or alleged activities of the Agents) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of the Offered Securities, the Common Shares or any other securities of the Corporation;

(v)

any order to cease or suspend trading in any securities of the Corporation is made, threatened or announced by the Stock Exchanges or any other securities regulatory authority; or

(vi)

the Corporation is in breach of any term, condition, covenant or agreement contained in this Agreement or in any Subscription Agreement or any representation or warranty given by the Corporation in this Agreement or in any Subscription Agreement is or becomes untrue, false or misleading.

(b)

Rights on Termination:  Any termination by the Agents pursuant to subsection 10(a) hereof shall be effected by notice in writing delivered by the Agents to the Corporation at the address thereof as set out in section 14 hereof.  The right of the Agents to so terminate the obligations thereof under this Agreement is in addition to such other remedies as the Agents may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.  In the event of a termination by the Agents pursuant to subsection 10(a) hereof there shall be no further liability on the part of the Agents to the Corporation or of the Corporation to the Agents except any liability which may have arisen or may thereafter arise under either section 11 or 12 hereof.

11.

Indemnity and Contribution

(a)

Indemnity:  The Corporation hereby covenants and agrees to protect, indemnify and save harmless the Agents and each investment dealer which is a member of any selling group formed by the Agents in connection with the Offering, each of the associates and affiliates of each of them and the respective directors, officers, employees, shareholders, partners, advisors and agents of each of the Agents and each investment dealer which is a member of any selling group formed by the Agents in connection with the Offering and of each of the associates and affiliates of each of them (in this section 11 each an "Indemnified Person" and collectively the "Indemnified Persons") from and against all losses (other than a loss of profits), claims, damages, payments, liabilities, costs, fines, penalties and expenses (including the amount paid in settlement of any claim, action, suit or proceeding and the fees and expenses of counsel on a solicitor and his own client basis incurred obtaining advice in respect of, or in defending, any such claim, action, suit or proceeding), joint or several, of whatsoever nature or kind to which an Indemnified Person may become subject or otherwise involved in any capacity under statute or common law or otherwise caused or incurred by reason of or in any way arising, directly or indirectly, from, by virtue of, or related to, enforcing the provisions of this Agreement or any Subscription Agreement, or:

(i)

the Agents having acted as the agents of the Corporation in respect of the Offering (other than by reason of the negligence, willful misconduct or bad faith of the Agents);

(ii)

any statement or information contained in the Information which at the time and in light of the circumstances under which it was made containing or being alleged to contain a misrepresentation or being or being alleged to be untrue, false or misleading;

(iii)

the omission or alleged omission to state in the Information any material fact required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

(iv)

any order made or inquiry, investigation or proceeding commenced or threatened by any officer or official of the Stock Exchanges, any securities commission or authority or any other competent authority, not based upon the activities or the alleged activities of any of the Agents or any member of any selling group formed by the Agents in connection with the Offering;

(v)

the non-compliance or alleged non-compliance by the Corporation with any of the Securities Laws of the Offering Jurisdictions or any other applicable law in connection with the transactions contemplated herein;

(vi)

any negligence or willful misconduct by the Corporation relating to or connected with the sale by the Corporation of the Offered Securities; or

(vii)

the breach of, or default under, any term, condition, covenant or agreement of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or made by the Corporation in connection with the sale of the Offered Securities or any representation or warranty of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or in connection with the sale of the Offered Securities being or being alleged to be untrue, false or misleading.

If any matter or thing contemplated by this section 11 shall be asserted against any Indemnified Person in respect of which indemnification is or might reasonably be considered to be provided hereunder, such Indemnified Person shall notify the Corporation as soon as possible of the nature of such claim and the Corporation shall be entitled, but not required, to assume the defence of any action, suit or proceeding brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to the Indemnified Person and that no settlement may be made by the Corporation or the Indemnified Person without the prior written consent of the other of them and the Corporation shall not be liable for any settlement of any such claim unless it has consented in writing to such settlement.

(b)

Counsel:  In any claim referred to in section 11 hereof, the Indemnified Person shall have the right to retain separate legal counsel to act on behalf of such Indemnified Person provided that the fees and disbursements of such separate legal counsel shall be paid by the Indemnified Person unless:

(i)

the Corporation fails to assume the defence of such claim on behalf of the Indemnified Person within ten days of receiving notice of such claim;

(ii)

the Corporation and the Indemnified Person shall have mutually agreed to the retention of such separate legal counsel; or

(iii)

the named parties to such claim (including any added, third or impleaded parties) include both the Corporation and the Indemnified Person and the Indemnified Person has been advised by legal counsel that representation of both the Corporation and the Indemnified Person by the same legal counsel would be inappropriate due to actual or potential differing interests between them;

in which event or events the fees and disbursements of such separate legal counsel shall be paid by the Corporation, subject as hereinafter provided.  Where more than one Indemnified Person is entitled to retain separate counsel in the circumstances described in this subsection 11(b), all Indemnified Persons shall be represented by one separate legal counsel and the fees and disbursements of only one separate legal counsel for all Indemnified Persons shall be paid by the Corporation, unless:

(i)

the Corporation and the Indemnified Persons have mutually agreed to the retention of more than one legal counsel for the Indemnified Persons; or

(ii)

the Indemnified Persons have or any of them has been advised in writing by legal counsel that representation of all of the Indemnified Persons by the same legal counsel would be inappropriate due to actual or potential differing interests between them.

(c)

Waiver of Right:  The Corporation hereby waives its right to recover contribution from the Agents and the other Indemnified Persons with respect to any liability of the Corporation by reason of or arising out of the indemnity provided by the Corporation in this section 11; provided, however, that such waiver shall not apply in respect of an Agent for any liability directly caused or incurred by reason or arising out of any information or statements relating solely to, and provided by, such Agent or any failure by such Agent in connection with the Offering to provide to Purchasers any document which the Corporation is required to provide to the Purchasers and which the Corporation has provided or made available to the Agents to forward to the Purchasers.

(d)

Contribution:

(i)

In order to provide for just and equitable contribution in circumstances in which the indemnity contained in this section 11 is, for any reason of policy or otherwise, held to be unavailable to or unenforceable by, in whole or in part, an Indemnified Person other than in accordance with the provisions of this section 11, the Corporation shall contribute to the aggregate losses (other than a loss of profit), claims, damages, payments, liabilities, costs, fines, penalties and expenses (including the amount paid in settlement of any claim, action, suit or proceeding and the fees and expenses of counsel on a solicitor and his own client basis incurred obtaining advice in respect of, or in defending, any such claim, action, suit or proceeding) of the nature contemplated by such indemnity incurred or paid by the Indemnified Person in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Indemnified Person on the other hand in connection with the Offering but also the relative fault of the Corporation on the one hand and the Indemnified Person on the other hand in connection with the matters, things and actions which resulted in such losses, claims, damages, payments, liabilities, costs, fines, penalties or expenses as well as any other relevant equitable considerations or, if such allocation is not permitted by applicable law, in such proportion so that the Indemnified Person shall be responsible for the proportion represented by the percentage that the Agents' fee per Offered Security bears to the Purchase Price and the Corporation shall be responsible for the balance, whether or not they are a party to the same or separate claims; provided, however, that no Person who has engaged in any dishonesty, fraud, fraudulent misrepresentation, negligence or wilful default shall be entitled to contribution from any Person who has not engaged in any dishonesty, fraud, fraudulent misrepresentation, negligence or wilful default and further provided that in no event shall any Agent be responsible for any amount in excess of the cash fee actually received from the Corporation under this Agreement and retained by such Agent.  For purposes of this subsection 11(d), relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or the Agents on the other hand and the relevant intent, knowledge, access to information and opportunity to correct or prevent any such untrue statement or omission of the Corporation and the Indemnified Person.

(ii)

In the event that the Corporation is held to be entitled to contribution from the Agents under the provisions of any statute or law, the Corporation shall be limited to such contribution in an amount not exceeding the lesser of:

A.

the portion of the amount of the loss or liability giving rise to such contribution for which the particular Agent is responsible as determined in accordance with subsection 11(d) above; and

B.

the amount of the cash fee actually received from the Corporation under this Agreement and retained by such Agent.

(iii)

For purposes of this subsection 11(d), each party hereto shall give prompt notice to the other parties hereto of any claim, action, suit or proceeding threatened or commenced in respect of which a claim for contribution may be made under this subsection 11(d).

(e)

Held in Trust:  To the extent that the indemnity contained in subsection 11(a) hereof is given in favour of a Person who is not a party to this Agreement, the Corporation hereby constitutes the Agents as trustees for such Person for such indemnity and the covenants given by Corporation to such Person in this Agreement.  The Agents hereby accept such trust and hold such indemnity and covenants for the benefit of such Persons.  The benefit of such indemnity and covenants shall be held by the Agents in trust for the Persons in favour of whom such indemnities and covenants are given and may be enforced directly by such Persons.

12.

Expenses

Whether or not the purchase and sale of the Offered Securities shall be completed as contemplated by this Agreement, all expenses of or incidental to the issue, sale and delivery of the Offered Securities and of or incidental to all matters in connection with the transaction herein set out shall be borne by the Corporation including, without limitation, the reasonable fees and disbursements (including applicable taxes) of legal counsel for the Agents and the reasonable out-of-pocket expenses (including applicable taxes) of the Agents.

13.

Conditions

All of the terms and conditions contained in this Agreement to be satisfied by the Corporation prior to the Closing Time shall be construed as conditions and any breach or failure by the Corporation to comply with any of such terms and conditions shall entitle the Agents to terminate the obligations thereof to complete the Closing by written notice to that effect given by the Agents to the Corporation prior to the Closing Time.  It is understood and agreed that the Agents may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights thereof in respect of any other such term and condition or any other or subsequent breach or non-compliance; provided that to be binding on the Agents any such waiver or extension must be in writing and signed by the Agents.  If the Agents shall elect to terminate the obligations thereof to complete the Closing as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation, the liability of the Corporation hereunder shall be limited to the indemnity referred to in section 11 hereof, the right to contribution referred to in section 11 hereof and the payment of expenses referred to in section 12 hereof.

14.

Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by telecopier on a Business Day to the following addresses:

(a)

in the case of the Corporation:

Aurizon Mines Ltd.

Suite 900

510 Burrard Street

Vancouver, British Columbia

V6C 3A8

Attention:

President

Telecopier:

604-687-3932

with a copy to:

DuMoulin Black

10th Floor

595 Howe Street

Vancouver, British Columbia

V6C 2T5

Attention:

Sargent H. Berner

Telecopier:

604-687-8772

(b)

in the case of the Agents:

Dundee Securities Corporation

Suite 400

20 Queen Street West

Toronto, Ontario

M5H 3R3

Attention:

David Anderson

Telecopier:

416-350-3312

- and to -

National Bank Financial Inc.

Suite 3200, The Exchange Tower

2 First Canadian Place

130 King Street West

Toronto, Ontario

M5X 1J9

Attention:

Gordon Bogden

Telecopier:

416-869-8013

- and to -

Pacific International Securities Inc.

Suite 1900

666 Burrard Street

Vancouver, British Columbia

V6C 3N1

Attention:

Jim Defer
Telecopier:       604-664-3660

- and to -

Haywood Securities Inc.

Suite 2000

Commerce Place

400 Burrard Street

Vancouver, British Columbia

V6C 3A6

Attention:

John Willett

Telecopier:

416-507-2350

with a copy to:

Fraser Milner Casgrain LLP

Barristers & Solicitors

Suite 3900

100 King Street West

1 First Canadian Place

Toronto, Ontario

M5X 1B2

Attention:

Frank Davis

Telecopier:

416-863-4592

Either the Corporation or any Agent may change its address for notice by notice given in the manner aforesaid.  Any such notice or other communication shall be in writing, and unless delivered to a responsible officer of the addressee, shall be given by telecopier, and shall be deemed to have been given on the day on which it was delivered or sent by telecopier.

15.

Miscellaneous

(a)

Governing Law:  This Agreement shall be governed by and be interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b)

Time of Essence:  Time shall be of the essence of this Agreement.

(c)

Survival:  All representations, warranties, covenants and agreements of the Corporation herein contained or contained in any documents contemplated by, or delivered pursuant to, this Agreement or in connection with the purchase and sale of the Offered Securities shall survive the purchase and sale of the Offered Securities and the termination of this Agreement and shall continue in full force and effect for the benefit of the Agents and the Purchasers, regardless of any subsequent disposition of Offered Securities or the Broker Shares or any investigation by or on behalf of the Agents with respect thereto.

(d)

Counterparts:  This Agreement may be executed by any one or more of the parties to this Agreement by facsimile or in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(e)

Entire Agreement:  This Agreement constitutes the entire agreement between the Corporation and the Agents in connection with the issue and sale of the Offered Securities by the Corporation and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, including, but not limited to, any engagement agreement or term sheet relating to the Offering between the Corporation and the Agents.

(f)

Severability:  If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severed from this Agreement.

(g)

Language: The parties hereto acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language.  Les parties aux présentes reconnaissent et confirment qu'elles ont convenu que la présente convention ainsi que tous les avis et documents qui s'y rattachent soient rédigés dans la langue anglaise.

(h)

Authority of Dundee Securities Corporation:  Dundee Securities Corporation shall have the authority to act on, and to sign and deliver, any notice, request or other communication or agreement on behalf of the Agents and the Corporation shall be entitled to act on any notice, request or other communication given or agreement entered into on behalf of the Agents by Dundee Securities Corporation.

Would you kindly confirm the agreement of the Corporation to the foregoing by executing seven copies of this Agreement and thereafter returning five such executed copies to Dundee Securities Corporation.

Yours truly,

DUNDEE SECURITIES CORPORATION		NATIONAL BANK FINANCIAL INC.
By:	(signed) "Rob Klassen"	By:	(signed) "Gordon J. Bogden"

PACIFIC INTERNATIONAL SECURITIES INC.		HAYWOOD SECURITIES INC.
By:	(signed) "" <jim defer?>	By:	(signed) "" <john willett?>

The undersigned hereby accepts and agrees to the foregoing as of the _______ day of June, 2004.

AURIZON MINES LTD.
By:	(signed) "David P. Hall"

Schedule A

Form of Opinion

June <>, 2004

DUNDEE SECURITIES CORPORATION Suite 400 20 Queen Street West Toronto, Ontario M5H 3R3	NATIONAL BANK FINANCIAL INC. Suite 3200, The Exchange Tower 2 First Canadian Place 130 King Street West Toronto, Ontario M5X 1J9
- and to -	- and to -
PACIFIC INTERNATIONAL SECURITIES INC. Suite 1900 666 Burrard Street Vancouver, British Columbia V6C 3N1	HAYWOOD SECURITIES INC. Suite 2000 Commerce Place 400 Burrard Street Vancouver, British Columbia V6C 3A6
- and to -	- and to -
FRASER MILNER CASGRAIN LLP Suite 3900 100 King Street West Toronto, Ontario M5X 1B2	The purchasers listed on schedule A attached hereto

Dear Sirs:

Re:

Aurizon Mines Ltd.

Private Placement of Flow-Through Common Shares

We have acted as counsel to Aurizon Mines Ltd. (the "Corporation") in connection with the issue and sale today by the Corporation (the "Offering") to the purchasers listed on schedule A attached hereto (the "Purchasers") of 4,500,000 "flow-through" common shares of the Corporation (the "Offered Securities") at a purchase price of $2.00 per Offered Security in accordance with, among other things, the provisions of an agency agreement (the "Agency Agreement") dated <>, 2004 between the Corporation and Dundee Securities Corporation, National Bank Financial Inc., Pacific International Securities Inc. and Haywood Securities Inc. (collectively the "Agents").  In connection with the issue of the Offered Securities the Corporation has agreed to incur and renounce to the Purchasers thereof expenditures which qualify as Canadian exploration expense under the Income Tax Act (Canada) (the "Tax Act").

As partial consideration for the services of the Agents in connection with the Offering, the Corporation has granted to the Agents broker warrants (the "Broker Warrants") which entitle the holders thereof to purchase an aggregate of 180,000 common shares of the Corporation (individually a "Broker Share" and collectively the "Broker Shares") at an exercise price of $2.00 per Broker Share at any time commencing on the date of the issue thereof and until <>, 2005.

This opinion is provided at the request of the Agents pursuant to subparagraph 5(a)(ii)A of the Agency Agreement.  Words and terms in this opinion with the initial letter or letters capitalized and not defined herein shall, if defined in the Agency Agreement, have the meanings given to such capitalized words and terms in the Agency Agreement.

In connection with rendering this opinion, we have, among other things:

1.

participated, together with Fraser Milner Casgrain LLP, counsel to the Agents, in the preparation of

(a)

the Agency Agreement,

(b)

a subscription and renunciation agreement between the Corporation and each of the Purchasers providing for the purchase by the Purchaser of Offered Securities (collectively the "Subscription Agreements"), and

(c)

the specimen form of certificate representing the Broker Warrants;

2.

examined, among other things,

(a)

a certified copy dated <>, 2004 of the memorandum and articles of the Corporation,

(b)

a certificate dated <>, 2004 (the "Certificate of Good Standing") issued pursuant to the Business Corporations Act (British Columbia) relating to the Corporation,

(c)

a certificate dated <>, 2004 (the "British Columbia Reporting Issuer Certificate") issued pursuant to subsection 77(3) of the Securities Act (British Columbia) relating to the Corporation,

(d)

a certified copy dated <>, 2004 of the resolution passed by the directors of the Corporation, among other things, authorizing the Offering, the execution and delivery of the Agency Agreement and of each of the Subscription Agreements (the Agency Agreement and the Subscription Agreements are hereinafter collectively referred to as the "Agreements") and the completion of the transactions contemplated therein,

(e)

an originally executed copy of each of the Agreements,

(f)

originally executed certificates representing the Broker Warrants (collectively the "Broker Warrant Certificates"),

(g)

a certificate dated <>, 2004 of Computershare Trust Company of Canada (the "Transfer Agent Certificate") with respect to the number of outstanding common shares of the Corporation ("Common Shares"),

(h)

a letter dated June 16, 2004 from the Toronto Stock Exchange and a letter dated <>, 2004 from the American Stock Exchange (collectively the "Stock Exchanges") granting conditional listing of the Subject Shares (the "Conditional Listing Letters"), and

(i)

a certificate dated <>, 2004 of an officer of the Corporation (the "Officer's Certificate") with respect to certain factual matters, and

3.

considered such questions of law, made such investigations and examined such originals, facsimiles or copies, certified or otherwise identified to our satisfaction, of such additional public and corporate records, records of corporate proceedings, certificates and other documents as we have considered relevant or necessary in order to render the opinion expressed below.

The opinion expressed herein is subject to the following exceptions, qualifications and assumptions:

(a)

we have assumed, with respect to all of the documents examined by us, the genuineness of all signatures, the legal capacity at all relevant times of any individual signing any of such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as a certified or true copy or as a reproduction (including facsimiles) and the truthfulness and accuracy of the corporate records of the Corporation and of all certificates of public officials and officers of the Corporation, not being aware of any reason why the addressees of this opinion would not be entitled to rely on any of the certificates upon which we are relying in rendering this opinion;

(b)

we have assumed that each of the parties to the Agreements other than the Corporation has all requisite power and authority to enter into, execute, deliver and perform its obligations thereunder and that the Agreements have been authorized, executed and delivered by each of such parties and are legal, valid and binding obligations of each of them enforceable against each of such parties in accordance with their respective terms;

(c)

we have assumed that there are no agreements, arrangements, undertakings, obligations or understandings in respect of the Offered Securities or their issue other than as specified  in the Subscription Agreements in respect thereof and it is not reasonable to expect that any undertakings will be effected within five years of the date hereof that, if in effect today, would result in the Offered Securities being prescribed shares for purposes of the definition of a "flow-through share" in subsection 66(15) of the Tax Act;

(d)

we have assumed that each of the Agents is registered under the Securities Laws of the Offering Jurisdictions as of the date hereof as a broker, investment dealer or securities dealer and has complied with all laws applicable to such Agent, including any limitations on the activities thereof applicable because of the category in which such Agent is registered, in arranging for the purchase of the Offered Securities by the Purchasers;

(e)

in rendering the opinion expressed in paragraph 1 hereof, we have relied solely, without independent investigation, upon the Certificate of Good Standing, a copy of which is attached as schedule <> to this opinion;

(f)

in rendering the opinion expressed in paragraph 2 hereof relating to the number of Common Shares outstanding, we have relied exclusively and without independent investigation upon the Transfer Agent Certificate, a copy of which is attached as schedule <> to this opinion;

(g)

insofar as our opinion in paragraphs 5 and 7 hereof relates to the legality, validity, binding nature or enforceability of the Agreements and the Ancillary Documents, such opinion is subject to

(i)

the laws of any jurisdiction, other than the Province of British Columbia and the laws of Canada, which may be considered or given effect to under the laws of the Province of British Columbia in any such determination,

(ii)

applicable bankruptcy, insolvency and other similar laws affecting the rights of creditors generally,

(iii)

the qualification that the granting of equitable remedies such as specific performance and injunctive relief is within the discretion of a court of competent jurisdiction, and

(iv)

with respect to the Agency Agreement, the qualification that rights of indemnity and contribution may be contrary to public policy;

(h)

in rendering the opinion expressed in paragraph 10 hereof, we have assumed that:

(v)

the representations, warranties and acknowledgements of the Purchasers contained in their respective Subscription Agreements are true and correct in every material respect, that all of the covenants of the Purchasers contained in their respective Subscription Agreements have been performed and that each Purchaser is a resident of the jurisdiction shown as the address of such Purchaser on the Subscription Agreement of such Purchaser, and

(vi)

no advertisement respecting the Offering has been made in public printed media, radio, television or telecommunications, including electronic display, and no offering memorandum (as such term is defined in the Securities Laws of the Province of British Columbia) has been delivered to the Purchasers or any prospective purchaser in connection with the distribution of the Offered Securities;

(i)

in rendering the opinion expressed in paragraphs 3, 11 and 14 hereof, we have, with respect to certain factual matters, relied exclusively and without independent investigation upon the Officer's Certificate, a copy of which is attached as schedule B to this opinion;

(j)

in rendering the opinion expressed in paragraph 15 hereof, we have relied exclusively and without independent investigation upon the British Columbia Reporting Issuer Certificate, a copy of which is attached as schedule <> to this opinion; and

(k)

in rendering the opinion expressed in paragraph 16 hereof as to the approval of certain matters by the Stock Exchanges, we have relied exclusively upon the Conditional Listing Letters, a copy of which is attached as schedule <> to this opinion.

We are solicitors qualified to practice law in the Province of British Columbia and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of British Columbia and the laws of Canada applicable therein.

Based on and relying upon the foregoing and subject to the qualifications hereinbefore and hereinafter set forth, we are of the opinion that:

1.

The Corporation is incorporated and validly existing under the Business Corporations Act (British Columbia) and is in good standing with respect to the filing of annual reports.  The Corporation has all necessary corporate power and capacity, and is qualified, to own, lease and operate its property and assets and to conduct its business as such business is now conducted.

2.

The Corporation is authorized to issue, among other things, 500,000,000 Common Shares, of which <> Common Shares are outstanding as fully paid and non-assessable shares.

3.

The Offered Securities are "flow-through shares" as defined in subsection 66(15) of the Tax Act and are not on the date of issue under the Subscription Agreements in respect thereof "prescribed shares" for the purposes of the definition of "flow-through share" in subsection 66(15) of the Tax Act.

4.

The Corporation has all necessary corporate power and capacity, and has taken all necessary corporate action, to authorize, execute and deliver the Agreements and the Ancillary Documents, including the Broker Warrant Certificates, and to perform all of its obligations thereunder, including for the issue of the Offered Securities, the Broker Warrants and the Broker Shares.

5.

Each of the Agreements and the Ancillary Documents has been authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with the terms thereof.

6.

The Offered Securities have been authorized and issued as fully paid and non-assessable shares.

7.

The Broker Warrants have been authorized, created and issued to the Agents and the Broker Warrant Certificates have been authorized, executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms thereof.  The Broker Warrants have the attributes contemplated by the Agency Agreement and the Agents are entitled to the benefits, and are subject to the provisions, of the Broker Warrant Certificates.  The Broker Shares have been allotted, reserved and conditionally issued to the Agents and the Broker Shares will, when issued upon the exercise of the Broker Warrants in accordance with the provisions thereof, be issued as fully paid and non-assessable shares.

8.

The authorization, execution and delivery of each of the Agreements and each of the Ancillary Documents, including the Broker Warrant Certificates, the performance of the provisions thereof by the Corporation and the offering, issue and sale of the Offered Securities and the issue of the Broker Warrants and the Broker Shares do not and will not (i) require the consent, approval or authorization of, or registration or qualification with, any governmental authority, Stock Exchanges, securities regulatory authority or other Person, except such as have been obtained, (ii) conflict with or result in any breach or violation of the memorandum or articles of, or any resolution of the directors or shareholders of, the Corporation or any agreement or other instrument to which the Corporation is a party or by which it is bound, (iii) violate the provisions of any law, statute, rule or regulation to which the Corporation or the property or assets thereof is subject, or (iv) breach any judgment, order or decree of any court, governmental authority, agency, tribunal, arbitrator, Stock Exchanges or securities regulatory authority or other authority to which the Corporation or any of the property or assets thereof is subject.

9.

The form and terms of the certificates representing the Common Shares and the Broker Warrants have been approved by the directors of the Corporation and conform with the provisions of the

Business Corporations Act (British Columbia), the memorandum and articles of the Corporation and, in the case of the Common Shares, the requirements of the Stock Exchanges.

10.

The offering, issue, sale and delivery of the Offered Securities by the Corporation to the Purchasers in accordance with the Subscription Agreements has been effected in such a manner as to be exempt, either by statute, regulation, instrument or order, from the prospectus requirement of the Securities Laws of the Province of British Columbia and no prospectus will be required, no other document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent, order or authorization of any regulatory authority will be required to be obtained under the Securities Laws of the Province of British Columbia to permit the offering, issue, sale and delivery of Offered Securities to the Purchasers.  We note however that the Corporation is required to file with the British Columbia Securities Commission within 10 days after the date of issue and sale of the Offered Securities a report prepared and executed in accordance with Form 45-103F4 prescribed under Multilateral Instrument 45-103 - Capital Raising Exemptions of the Canadian Securities Administrators ("MI 45-103") together with the prescribed filing fee in respect of Offered Securities purchased by Purchasers resident in the Province of British Columbia and a completed fee checklist.

11.

No prospectus will be required, no other document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent, order or authorization of any regulatory authority will be required to be obtained under the Securities Laws of the Province of British Columbia to permit or in connection with the first trade of Offered Securities through a registrant properly registered under such Securities Laws in compliance therewith provided that:

(a)

the Corporation is and has been a reporting issuer for the four months immediately preceding such first trade in any jurisdiction of Canada;

(b)

at the time of such first trade at least four months have elapsed from the date of issue of the Offered Securities;

(c)

at the time of such first trade the trade is not a "control distribution" as such term is defined in section 1.1 of Multilateral Instrument 45-102 - Resale of Securities of the Canadian Securities Administrators ("MI 45-102");

(d)

no unusual effort is made to prepare the market or to create a demand for the Offered Securities;

(e)

no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(f)

if the selling security holder is an insider or officer of the Corporation, the selling security holder has no reasonable grounds to believe that the Corporation is in default of securities legislation.

12.

The issue of the Broker Warrants to the Agents has been effected in such a manner as to be exempt, either by statute, regulation, instrument rule or order, from the prospectus requirement of the Securities Laws of the Province of British Columbia and no prospectus will be required, no other document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent, order or authorization of any regulatory authority will be required to be obtained under the Securities Laws of the Province of British Columbia to permit the issue of the Broker Warrants to the Agents.  We note however that the Corporation is required to file with the

British Columbia Securities Commission within 10 days after the date of issue of the Broker Warrants a report prepared and executed in accordance with Form 45-103F4 prescribed under MI 45-103 together with the prescribed filing fee in respect of Broker Warrants and a completed fee checklist.

13.

No prospectus or registration pursuant to the registration requirement of the Securities Laws of the Province of British Columbia will be required and no other document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent or authorization of any regulatory authority will be required to be obtained under the Securities Laws of the Province of British Columbia to permit the issue and delivery by the Corporation of Broker Shares upon the exercise of the Broker Warrants in accordance with the terms thereof to the Agents provided that no commission or other remuneration is paid or given to others in respect of the issue and delivery of the Broker Shares except for administrative or professional services or for services performed by a registrant properly registered under such Securities Laws.

14.

No prospectus will be required, no other document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent, order or authorization of any regulatory authority will be required to be obtained under the Securities Laws of the Province of British Columbia to permit the first trade of Broker Shares through a registrant properly registered under such Securities Laws in compliance therewith provided that:

(a)

the Corporation is and has been a reporting issuer for the four months immediately preceding such first trade in any jurisdiction of Canada;

(b)

at the time of such first trade at least four months have elapsed from the date of issue of the Broker Warrants;

(c)

if such first trade is in Broker Shares and the Broker Shares subject to the trade were issued within four months after the issue of the Broker Warrants, the certificate representing such Broker Shares carried the legend required by MI 45-102;

(d)

at the time of such first trade the trade is not a "control distribution" as such term is defined in section 1.1 of MI 45-102;

(e)

no unusual effort is made to prepare the market or to create a demand for the Broker Shares;

(f)

no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(g)

if the selling security holder is an insider or officer of the Corporation, the selling security holder has no reasonable grounds to believe that the Corporation is in default of securities legislation.

15.

The Corporation is a reporting issuer in the Province of British Columbia and is not included in the list of defaulting reporting issuers maintained pursuant to the laws of such province.  The Corporation is a reporting issuer under the Securities Act (British Columbia) and is not in default of filing financial statements required by the Securities Act (British Columbia) or the rules thereunder and paying fees and charges prescribed under the regulations under the Securities Act (British Columbia) relating to those filings.

16.

The Common Shares are traded on the Stock Exchange and the Subject Shares have been conditionally listed for trading on the Stock Exchange upon the issue thereof, subject to compliance by the Corporation with the listing conditions set out in the Conditional Listing Letter.

This opinion relates exclusively to the transaction outlined above and is for the sole use and benefit of the persons to whom it is addressed.  Accordingly, this opinion may not be delivered to, or relied upon, by any other person or used in connection with any other transaction without our prior written consent.  This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

Schedule B

Officers' Certificate

TO:

DUNDEE SECURITIES CORPORATION

AND TO:

NATIONAL BANK FINANCIAL INC.

AND TO:

PACIFIC INTERNATIONAL SECURITIES INC.

AND TO:

HAYWOOD SECURITIES INC.

AND TO:

FRASER MILNER CASGRAIN LLP

AND TO:

DuMOULIN BLACK

AND TO:

THE PURCHASERS OF FLOW-THROUGH COMMON SHARES OF AURIZON MINES LTD.

CERTIFICATE

The undersigned, David P. Hall, the President and Chief Executive Officer of Aurizon Mines Ltd. (the "Corporation"), and Ian W. Walton, the Executive Vice-President and Chief Financial Officer of the Corporation, hereby certify, for and on behalf of the Corporation in their capacity as officers of the Corporation and not in their personal capacity, after having made due inquiry, that the following facts, matters and information are true and accurate and not misleading in any material respect:

1.

The facts, matters and information certified to herein are based on one or more of knowledge and information available or provided to us and our honest belief and all statements made in this certificate represent our reasonably held honest belief as to the facts, matters, information and belief possessed by us.  We have used our best efforts to become informed of and about the facts, matters and information certified to herein and have sought the advice of counsel for the Corporation on those matters certified to herein which involve matters of law and have relied upon such advice to the extent that those matters involve matters of law.

2.

The Corporation has complied with all covenants and agreements contained in, and has satisfied all of the terms and conditions of, the Agency Agreement to be complied with and satisfied by the Corporation at or prior to the Closing Time.

3.

The representations and warranties of the Corporation contained in the Agency Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated thereby.

4.

Since March 31, 2004, except as disclosed in the Information, there has been no material adverse change (whether actual, anticipated, proposed, prospective or threatened) in the financial condition, assets, liabilities (contingent or otherwise), business, affairs, operations or prospects of the Corporation or in the capital of the Corporation.

5.

No transaction of a nature material to the Corporation has been entered into by the Corporation, except as disclosed in the Information.

6.

There are no contingent liabilities affecting the Corporation which are material to the Corporation.

7.

No order, ruling or determination having the effect of ceasing or suspending the sale or ceasing, suspending or restricting trading in the Offered Securities, the Common Shares or any other securities of the Corporation has been issued or made by any Stock Exchanges, securities commission or other regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for such purpose have been instituted or are pending, or are contemplated or threatened under any of the Securities Laws of the Offering Jurisdictions or by any Stock Exchanges (including the Stock Exchanges), securities commission or other regulatory authority.

8.

There are no actions, suits, proceedings or enquiries pending or, to the best of their knowledge, threatened against or affecting the Corporation or to which any property or assets of the Corporation is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may, in any way, materially and adversely affect the Corporation.

9.

No failure or default on the part of the Corporation exists under any law or regulation applicable to the Corporation or under any licence, permit, contract, agreement or other instrument to which the Corporation is a party or by which the Corporation is bound, which may in any way materially and adversely affect the Corporation and the execution, delivery and performance of the Agency Agreement and the performance by the Corporation of its obligations thereunder will not result in any such default.

10.

The authorization, execution and delivery of each of the Agreements and each of the Ancillary Documents, including the Broker Warrant Certificates, the performance of the provisions thereof by the Corporation and the offering, issue and sale of the Offered Securities and the issue of the Broker Warrants and the Broker Shares do not and will not (i) conflict with or result in any breach or violation of any resolution of the directors or shareholders of, the Corporation or any agreement or other instrument to which the Corporation is a party or by which it is bound, or (ii) breach any judgment, order or decree of any court, governmental authority, agency, tribunal, arbitrator, Stock Exchanges or securities regulatory authority or other authority to which the Corporation or any of the property or assets thereof is subject.

11.

This certificate is being made and delivered pursuant to subparagraph 5(a)(ii)E of the agency agreement dated as of June <>, 2004 between the Corporation and the Agents (the "Agency Agreement") and we acknowledge that the addressees hereof will be relying on this certificate.

Unless otherwise defined herein, all words and terms with the initial letter or letters thereof capitalized in this certificate and not defined herein but defined in the Agency Agreement shall have the meanings given to such capitalized words and terms in the Agency Agreement.  The undersigned acknowledge that they are familiar with the definitions given to the capitalized words and terms in the Agency Agreement and such definitions are hereby incorporated by reference.

IN WITNESS WHEREOF the undersigned have executed this certificate as of the _____ day of __________________, 2004.

David P. Hall, the President and Chief Executive Officer of Aurizon Mines Ltd.

Ian S. Walton, the Executive Vice-President and Chief Financial Officer of Aurizon Mines Ltd.